UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):   January 19, 2010

VALLEY COMMERCE BANCORP
(Exact name of registrant as specified in its charter)

California	000-51949	46-1981399
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 W. Main Street Visalia, California	93291
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (559) 622-9000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.1                            Other Events

Relocation of Headquarters

On January 19, 2010, Valley Commerce Bancorp, a bank holding company and the parent company of Valley Business Bank, relocated its corporate headquarters from a leased facility located at 200 S. Court Street in Visalia, California to an owned facility located at 701 W. Main Street in Visalia, California.  The distance between the two locations is approximately one half mile.    The Company purchased the 701 W. Main Street building in February 2009.  The building has 18,700 sq. ft. of space and was remodeled during 2009 to house the corporate headquarters offices, the Company’s Visalia branch office that was formerly located at 200 S. Court Street, and the satellite administrative office that was formerly located in leased office space at 100 Willow Plaza in Visalia.  The Visalia branch office opened for business at its new location on January 19, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 20, 2010	Valley Commerce Bancorp By: /s/Roy O. Estridge Roy O. Estridge Executive Vice President and Chief Financial Officer